UNITED STATES SECURITIES and EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

April 19, 2007

Tengasco, Inc.
(Exact Name of Registrant as specified in its charter)

Commission File Number 0-20975

Tennessee	87-0267438
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

10215 Technology Drive N.W., Suite 301, Knoxville, Tennessee 37932
(Address of Principal Executive Office

(865) 675-1554
(Registrant's Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant

On April 19, 2007 the Company borrowed the additional sum of $700,000 from Citibank, N.A. under its existing revolving credit facility dated June 29, 2006.   The additional borrowing resulted from Citibank’s increase in the Company’s borrowing base under the credit facility from $2.6 million to $3.3 million as a result of Citibank’s periodic borrowing base review conducted under the terms of credit facility.  With the additional borrowing, the Company currently has borrowed the full amount of the $3.3 million borrowing base currently available to the Company under the revolving credit facility. Repayment of this additional sum is subject to the terms and conditions of the Citibank credit facility. The additional amount borrowed will be used for additional development of the Company’s producing properties.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: April 24, 2007

Tengasco, Inc.

By: s/Jeffrey R. Bailey
Jeffrey R. Bailey,
Chief Executive Officer